EXHIBIT 99.1

CopyTeleAnnounces Private Placement

MELVILLE, NY – January 25, 2013:  CopyTele, Inc.(OTCBB:COPY) announced today that it has completed the private placement of $1,765,000 of 8% convertible debentures, due January 25, 2015 to accredited investors, including our Chief Executive Officer and two other members of our Board of Directors.  The debentures pay interest quarterly and are convertible into shares of our common stock at a conversion price of $0.15 per share on or before January 25, 2015.  The Company may prepay the debentures at any time without penalty if certain conditions are met.  The private placement also includes the issuance to the investors of three-year warrants to purchase a total of 5,882,745 common shares at an exercise price of $0.30 per share. Gross proceeds to the Company from the private placement were $1,765,000, which will be used for general working capital purposes. Additional information with respect to this private placement will be available in the Company’s Form 10-K to be filed with the Securities and Exchange Commission.

The CopyTele securities being sold have not been registered under the Securities Act of 1933, or any state securities laws and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state laws.

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Forward-Looking Statements:Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect CopyTele's current expectations concerning future events and results. We generally use the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “will” and similar expressions to identify forward-looking statements.  Such forward-looking statements, including those concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.  These risks, uncertainties and factors include, but are not limited to, those factors set forth in “Item 1A – “Risk Factors and other sections of our Annual Report on Form 10-K for the fiscal year ended October 31, 2011 as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.  You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release.